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                                                                   EXHIBIT 99.1



Contact: Pamela M. Murphy, Vice President, Corporate Communications Texas Biotechnology Corporation
          (713) 796-8822



              TEXAS BIOTECHNOLOGY ANNOUNCES EXPIRATION OF WARRANTS

HOUSTON, TX -- DECEMBER 15, 2000 -- Texas Biotechnology (AMEX;TXB) announced today that its Redeemable Common Stock Purchase Warrants (the "Warrants") will expire at 5:00 PM, eastern standard time, on Sunday, December 31, 2000. However, holders of Warrants will be able to exercise Warrants up to 5:00 PM, eastern standard time, on Tuesday, January 2, 2001. The Warrants trade on the American Stock Exchange under the ticker symbol TXB/WS. The exercise price of the Warrants is $8.44 with one warrant equal to one share of Texas Biotechnology stock. There are approximately 3.8 million Warrants outstanding.

Any questions regarding the procedures for exercising the Warrants should be directed to:

                              The Bank of New York
                           Attention: Laurie Richards
                        Reorganization/Customer Service
                                  212/815-6378

Texas Biotechnology is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat a variety of vascular diseases including thrombosis, pulmonary hypertension, heart failure and asthma.



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